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                                  EXHIBIT 16.1

March 27, 2000

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first and second paragraphs of Item 4 included in the Form 8-K dated March 28, 2000 of Unicomp, Inc. to be filed with the Securities and Exchange Commission and are in agreement wit the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



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